UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: August 5, 2024
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, Texas 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On August 5, 2024, the Company issued a press release announcing the anticipated sale of our 70% ownership interest in five hospitals located in Alabama (Brookwood Baptist Medical Center, Citizens Baptist Medical Center, Walker Baptist Medical Center, Princeton Baptist Medical Center and Shelby Baptist Medical Center) and certain related operations (the “Divested Facilities”) for approximately $910 million in cash (after-tax proceeds of approximately $790 million). A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
For the twelve months ended June 30, 2024, the five hospitals and related operations included in the sale generated pre-tax income of approximately $12 million and Adjusted EBITDA less noncontrolling interest of approximately $60 million, excluding interest expense of approximately $2 million and depreciation and amortization expense of approximately $46 million. The Company estimates recording a pre-tax book gain of approximately $375 million as a result of this anticipated transaction.
The Company also reaffirmed its Adjusted EBITDA outlook range for the year ending December 31, 2024 as disclosed in its earnings release dated July 24, 2024.
The information contained in this Item 7.01 and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.
On August 5, 2024, the Company and certain of its subsidiaries announced entering into a definitive agreement (the “Sale Agreement”) for the sale of our 70% ownership interest in five hospitals located in Alabama (Brookwood Baptist Medical Center, Citizens Baptist Medical Center, Walker Baptist Medical Center, Princeton Baptist Medical Center and Shelby Baptist Medical Center) and certain related operations to Orlando Health (“Purchaser”). Subject to the terms and conditions in the Sale Agreement, the Company has agreed to sell its ownership interest in the Divested Facilities for approximately $910 million in cash (subject to customary purchase price adjustments). As part of this transaction, Conifer Health Solutions will continue to provide revenue cycle management services through a new and expanded ten-year contract. The Transaction is not subject to a financing contingency.
The Sale Agreement includes customary representations, warranties, covenants and termination provisions for each of the parties, as well as certain indemnities. The completion of the Transaction is subject to closing conditions, including but not limited to certain regulatory or governmental filings and approvals having been made or obtained, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. This transaction is anticipated to close in the fall of 2024.
Cautionary Statement
This report contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on August 5, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: August 5, 2024	By:	/s/ THOMAS ARNST
Name: Thomas Arnst
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary